       As filed with the Securities and Exchange Commission on November 5, 1999
                                          Registration No. 333-_________________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                                DTM CORPORATION
            (Exact name of registrant as specified in its charter)

            Texas                                         74-248705
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

             1611 Headway Circle, Building 2, Austin, Texas 78754
              (Address of principal executive offices) (Zip code)

                               ----------------
                                DTM CORPORATION
                           1999 STOCK INCENTIVE PLAN
                           (Full title of the Plan)

                               ----------------
                              Geoffrey W. Kreiger

                                DTM CORPORATION
             1611 Headway Circle, Building 2, Austin, Texas 78754
                    (Name and address of agent for service)
                                (512) 339-2922
         (Telephone number, including area code, of agent for service)

                                With a copy to:
                            J. Matthew Lyons, Esq.
                        BROBECK, PHLEGER & HARRISON LLP
                        301 Congress Avenue, Suite 1200
                             Austin, Texas  78701
                          Facsimile:  (512) 477-5813

                               ----------------
                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                         Proposed                   Proposed
      Title of                                           Maximum                    Maximum
     Securities               Amount                     Offering                  Aggregate                  Amount of
        to be                 to be                       Price                     Offering                 Registration
     Registered            Registered(1)                per Share                    Price                       Fee
     ----------            -------------                ---------                    -----                       ---

1999 Stock
Incentive Plan
--------------
Common Stock,
$0.0002 par value         907,755 shares:
                          ---------------
                         250,000 shares(2)               $1.00(2)                  250,000(2)                  $69.50
                         357,755 shares(3)                N/A(5)                     N/A(5)                      N/A
                         300,000 shares(4)                N/A(5)                     N/A(5)                      N/A


================================================================================
(1) This Registration Statement shall also cover any additional shares of the Common Stock of DTM Corporation (the "Registrant") which become issuable under the DTM Corporation 1999 Stock Incentive Plan (the "1999 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) 250,000 new shares were approved for issuance under the 1999 Plan effective as of May 25, 1999. The filing fee with respect to such shares is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Registrant's Common Stock on November 3, 1999, as reported by the Nasdaq National Market.

(3) 357,755 shares were incorporated into the 1999 Plan from the Registrant's 1996 Stock Option Plan (the "1996 Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-26985 filed on May 13, 1997, (the "1997 Registration Statement").

(4) 300,000 shares were incorporated into the 1999 Plan from the Registrant's 1998 Stock Option Plan. Such shares were previously registered on S-8 Registration Statement No. 333-62823 filed on September 3, 1998 (the "1998 Registration Statement").

(5) Under General Instruction E, the Registration Fee with respect to the 1999 Plan is calculated solely on the basis of 250,000 shares of Common Stock newly authorized for issuance under the 1999 Plan. The applicable filing fees for the 357,755 shares in the aggregate incorporated into the 1999 Plan from the 1996 Plan were paid in connection with the 1997 Registration Statement and the applicable filing fees for the 300,000 shares incorporated into the 1999 Plan from the 1998 Plan were paid in connection with the 1998 Registration Statement.
================================================================================

                                    PART II

               Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          DTM Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed with the Commission on May 17, 1999 and August 13, 1999, respectively; and

     (c) The Registrant's Registration Statement No. 000-20993 on Form 8-A, filed with the Commission on July 11, 1996, as amended on April 28, 1997, pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

          Not applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          The Registrant's Amended and Restated Articles of Incorporation include provisions to permit the Registrant to indemnify its directors and officers to the fullest extent permitted by Texas law. Article 2.02-1 of the Texas Business Corporation Act makes provision for the indemnification of officers and directors in terms sufficiently broad as to include indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). In addition, as permitted by Article 2.02-1 of the Texas Business Corporation Act, the Registrant's Amended and Restated Articles of Incorporation provide that a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for acts or omissions in the director's capacity as such, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for any transaction from which the director received an improper benefit, whether or not the benefit resulted from an act taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute or (v) for acts related to an unlawful stock repurchase or payment of a dividend. The Registrant's Amended and Restated Articles of Incorporation further provide that directors receive the benefit of any future amendment to Texas statutes that further limits the liability of a director.

          The Underwriting Agreement, dated May 2, 1997, between the Registrant and A.G. Edwards & Sons, Inc. and Ladenburg Thalmann & Co. Inc., as representatives of the several underwriters listed on Schedule II thereto, provides for indemnification by the Underwriters of the Registrant, the Selling Shareholders named therein and the Registrant's officers and directors for certain liabilities arising under the Securities Act, or otherwise.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

          Not applicable.

Item 8.  Exhibits
         --------

Exhibit Number  Exhibit
--------------  -------

      4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 000-20993 on Form 8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
      5.1       Opinion and Consent of Brobeck, Phleger & Harrison LLP
     23.1       Consent of Independent Auditors.
     23.2       Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.
     24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
     99.1       The DTM Corporation 1999 Stock Incentive Plan.
     99.2       Form of Notice of Grant of Stock Option.
     99.3       Form of Stock Option Agreement.
     99.4 Form of Notice of Grant of Non-Employee Director Automatic Stock Option - Initial.
     99.5 Form of Notice of Grant of Non-Employee Director Automatic Stock Option - Annual.
     99.6       Form of Automatic Stock Option Agreement.

Item 9.  Undertakings

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Incentive Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 5th day of November 1999.

                                 DTM CORPORATION

                                 By:  /s/ John S. Murchison, III
                                      --------------------------------------
                                          John S. Murchison, III
                                          Chief Executive Officer, President
                                          and Director

                               POWER OF ATTORNEY
                               -----------------

KNOW ALL MEN BY THESE PRESENTS:

          That the undersigned officers and directors of DTM Corporation, a Texas corporation, do hereby constitute and appoint John S. Murchison, III and Geoffrey W. Kreiger and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                    Title                           Date
----------                    -----                           ----

/s/John S. Murchison, III     Chief Executive Officer,        November 5, 1999
--------------------------    President and Director
John S. Murchison, III        (Principal Executive
                              Officer)

/s/Geoffrey W. Kreiger        Chief Financial Officer and     November 5, 1999
--------------------------    Secretary (Principal Financial
Geoffrey W. Kreiger           and Accounting Officer)

/s/Lawrence Goldstein         Director                        November 5, 1999
--------------------------
Lawrence Goldstein

Signatures                    Title                           Date
----------                    -----                           ----

/s/Anthony Mariotti           Director                        November 5, 1999
--------------------------
Anthony Mariotti

/s/Thomas G. Ricks            Director                        November 5, 1999
--------------------------
Thomas G. Ricks

/s/James B. Skaggs            Director                        November 5, 1999
--------------------------
James B. Skaggs

                                 EXHIBIT INDEX
                                 -------------

Exhibit Number   Exhibit
--------------   -------

        4 Instruments Defining Rights of Shareholders. Reference is made to Registrant's Registration Statement No. 000-20993 on Form 8-A, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c).
      5.1        Opinion and Consent of Brobeck, Phleger & Harrison LLP
     23.1        Consent of Independent Auditors.
     23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
                 Exhibit 5.
       24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
     99.1        DTM Corporation 1999 Stock Incentive Plan.
     99.2        Form of Notice of Grant of Stock Option.
     99.3        Form of Stock Option Agreement.
     99.4 Form of Notice of Grant of Non-Employee Director Automatic Stock Option - Initial
     99.5 Form of Notice of Grant of Non-Employee Director Automatic Stock Option - Annual.
     99.6        Form of Automatic Stock Option Agreement.